1

$228 $123 $297 $574 $120 3Q22 4Q22 1Q23 2Q23 3Q23 $304 $121 $325 $639 ($28) 3Q22 4Q22 1Q23 2Q23 3Q23 NII ($MM) PRE-TAX INCOME ($MM) NET INCOME ($MM) PRE-PROVISION NET REVENUE (“PPNR”) ($MM) ▪ ▪ ▪ $940 $882 $867 $848 $828 3Q22 4Q22 1Q23 2Q23 3Q23 $1,599 $1,562 $1,510 $1,491 $1,471 3Q22 4Q22 1Q23 2Q23 3Q23

Money Market, 15% Other Liabilities³, 15% CDs4, 12% Secured Structured Financings, 12% Other Borrowings5, 11% Equity, 11% Non interest-bearing (“NIB”), 10% Interest-bearing (“IB”), 7% Savings, 3% Trading Liabilities, 2% Revolving Credit Facilities, 2% Auto Loans, 27% Investments, 15% Commercial & Industrial (“C&I”), 12% Other Assets¹, 10% Auto Leases ², 8% Multifamily, 7% Cash, 6% CRE, 5% Residential, 5% Other Consumer Loans, 3% Goodwill and Other Intangibles, 2%

▪ ▪ 45 45 44 44 45 23 23 23 22 20 17 18 19 19 19 15 14 14 14 14 8 8 8 8 7 4 4 5 5 5 $112 $112 $113 $112 $110 3Q22 4Q22 1Q23 2Q23 3Q23 97 98 99 98 96 23 24 26 25 25 23 22 26 21 20 15 14 14 14 14 9 10 13 13 11 $167 $168 $178 $171 $166 3Q22 4Q22 1Q23 2Q23 3Q23

56 61 61 62 61 45 44 46 46 43 27 27 35 27 28 19 18 18 19 18 20 18 18 17 16 $167 $168 $178 $171 $166 3Q22 4Q22 1Q23 2Q23 3Q23 31 30 27 27 25 20 18 18 17 16 6 13 16 18 19 14 13 13 12 12 5 5 5 5 5 $76 $79 $79 $79 $77 3Q22 4Q22 1Q23 2Q23 3Q23

NIM remains stable QoQ due to re-pricing of auto loans and disciplined deposit pricing with strategic pricing adjustments in corporate deposits

Auto Originations 12 ▪ ▪

▪ ▪ ▪16% 17% 11% 9% 9% 7% 7% 7%

0.00% 2.00% 4.00% 6.00% 8.00% 10.00% 12.00% 14.00% Residential Mortgage Home Equity Auto Loans Personal Unsecured Other Consumer ² 0.00% 1.00% 2.00% 3.00% 4.00% 5.00% Residential Mortgage Home Equity Auto Loans Personal Unsecured Other Consumer ² 0.00% 0.50% 1.00% 1.50% 2.00% CRE C&I Multifamily Other Commercial ³ 0.00% 0.50% 1.00% 1.50% 2.00% 2.50% CRE C&I Multifamily Other Commercial ³

▪ ▪ 0.00% 0.40% 0.80% 1.20% 1.60% 2.00% Consumer Commercial 0% 20% 40% 60% 80% 100% 120% Consumer Commercial 0.00% 0.50% 1.00% 1.50% 2.00% 2.50% 3.00% Consumer Commercial

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$26.2B $37.3B 1 2

1 2

▪ ▪ ▪ CET12 TIER 1 RISK-BASED CAPITAL RATIO2 TOTAL RISK-BASED CAPITAL RATIO2 TIER 1 LEVERAGE RATIO2 1 2 15.2% 13.2% 12.7% 12.8% 12.8% 3Q22 4Q22 1Q23 2Q23 3Q23 11.1% 10.2% 9.7% 10.0% 10.3% 3Q22 4Q22 1Q23 2Q23 3Q23 15.5% 13.9% 13.2% 14.2% 14.2% 3Q22 4Q22 1Q23 2Q23 3Q23 17.2% 15.9% 15.3% 16.2% 16.3% 3Q22 4Q22 1Q23 2Q23 3Q23

Santander1 A2/Baa1 SHUSA Baa2 (upgrade) SBNA2 Baa1 Santander1 A+/A- SHUSA BBB+ SBNA A- Stable outlook (June 2, 2023) • • SR. DEBT RATINGS BY SANTANDER ENTITY Santander1 A/A- SHUSA BBB+ SBNA BBB+ Stable outlook (October 19, 2023) Stable outlook (September 28, 2023)

SBNA – Retail Bank SC – Auto Finance BSI – Private Banking SANCAP3– Broker Dealer • • • • • • • • • • SHUSA 2 Santander SC operates in all 50 states Company subsidiary locations SC BSI SBNA SANCAP

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* Other includes the results of immaterial entities, earnings from non-strategic assets, the investment portfolio, interest expense on SBNA’s and SHUSA's borrowings and other debt obligations, amortization of intangible .assets and certain unallocated corporate income and indirect expenses

10.5% 9.5% 5.0% 6.8% 8.3% 10.0% 5.5% 4.7% 2.4% 3.3% 4.6% 5.4% 17.6% 18.3% 6.8% 7.7% 12.5% 13.3% 50.0% 55.9% 91.4% 74.4% 55.2% 52.2% 8.8% 8.1% 0.6% 2.0% 5.6% 6.4% Q3 2018 Q1 2019 Q3 2019 Q1 2020 Q3 2020 Q1 2021 Q3 2021 Q1 2022 Q3 2022 Q1 2023 Q3 2023